UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2009

ARKANOVA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51612

(Commission File Number)

68-0542002

(IRS Employer Identification No.)

2441 High Timbers Drive, Suite 120, The Woodlands, Texas 77380

(Address of principal executive offices and Zip Code)

(281) 298-9555

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2009, our company entered into a Stock Option and Subscription Agreement with Pierre Mulacek, the company’s President and Chief Executive Officer, granting him 600,000 options in consideration for his continued services. The company also entered into a Stock Option and Subscription Agreement with Reginald Denny, the company’s Chief Financial Officer, granting him 350,000 options in consideration for his continued services. In addition, the Company also entered into a Stock Option and Subscription Agreement with Erich Hofer, the company’s director, granting him 300,000 options in consideration for his continued services.

Each option is exercisable at $0.20 per share, and exercisable until the expiry date, which is October 14, 2014.

Item 3.02	Unregistered Sales of Equity Securities

Effective October 14, 2009, we granted an aggregate of 1,500,000 stock options to five individuals who are either directors, executive officers and/or key employees of our company. We issued the stock options relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

Item 8.01 Other Exhibits

In addition to granting 1,250,000 options to insiders as set out in Item 1.01 herein, we granted an additional 250,000 options to two employees of our company who are not insiders. Each option is exercisable at $0.20 per share, and exercisable until the expiry date, which is October 14, 2014.

Item 9.01. Financial Statements and Exhibits.

10.1	Stock Option Agreement dated October 14, 2009 with Pierre Mulacek
10.2	Stock Option Agreement dated October 14, 2009 with Reginald Denny
10.3	Stock Option Agreement dated October 14, 2009 with Erich Hofer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Pierre Mulacek

Pierre Mulacek

President and Chief Executive Officer

Date:	October 19, 2009

CW2933394.2